Exhibit 99.3
GRUBB & ELLIS COMPANY
CODE OF BUSINESS CONDUCT AND ETHICS
This Code of Business Conduct and Ethics (the “Code”) is designed to promote honest, ethical and lawful conduct by all directors, officers, employees and independent contractors of Grubb & Ellis Company and all subsidiaries and entities controlled by it (collectively, “the Company”). The Code is intended to help directors, officers, employees and independent contractors understand the Company’s standards of ethical business practices and to stimulate awareness of ethical and legal issues that may be encountered in carrying out their responsibilities.
The action of every director, officer, employee and independent contractor affects the reputation and integrity of the Company. Therefore, it is essential that each take the time to review this Code and develop a working knowledge of its provisions. In particular, all directors, officers, employees and independent contractors are expected at all times to:
•	Avoid conflicts between personal and professional interests where possible;

•	Pursue the ethical handling of actual or apparent conflicts of interest when conflicts or appearance of conflicts are unavoidable, including through full disclosure (to a responsible supervisor, the Company’s General Counsel or other appropriate internal authority) of any transaction or relationship that reasonably could be expected to give rise to a conflict;

•	Provide full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with regulators and in other public communications made by the Company;

•	Comply with applicable governmental rules and regulations;

•	Promptly report (to a responsible supervisor, the Company’s General Counsel or other appropriate internal authority) any violations of this Code; and

•	Be accountable personally for adherence to this Code.
It is difficult to anticipate every decision or action that a director, officer, employee or independent contractor of the Company may face or consider. Whenever there is doubt about the right ethical or legal choice to make, fully disclose the circumstances, seek guidance about the right thing to do, and keep asking until guidance is obtained. An employee should make full disclosure to, and seek guidance from, the employee’s supervisor in the first instance. The Company’s General Counsel or – in instances involving accounting practices, internal controls or audits – the Audit Committee are also avenues to consider.
Those who violate the standards in this Code will be subject to disciplinary action. If you are in a situation that you believe may involve or lead to a violation of this Code, you have an affirmative duty to disclose to, and seek guidance from a responsible supervisor, the General Counsel or other appropriate internal authority. Failure to follow this Code, as well as to comply with federal, state, local and any applicable foreign laws, and the Company’s corporate policies and procedures may result in termination of employment or termination of board service.
It is the Company’s policy to encourage the communication of bona fide concerns relating to the lawful and ethical conduct of business, and audit and accounting procedures or related matters. It is also the policy of the Company to protect those who communicate bona fide concerns from any retaliation for such reporting. Confidential and anonymous mechanisms for reporting concerns are available and are described in this Code. However, anonymous reporting does not serve to satisfy a duty to disclose your potential involvement in a conflict of interest or in unethical or illegal conduct.
Each director, officer, employee or independent contractor is responsible for promptly reporting to the Company any circumstances that such person believes in good faith may constitute a violation of this Code. Reports may be made to the Company’s General Counsel or, if regarding accounting, internal accounting controls or auditing matters, then to a special toll-free line (866.398.0010) monitored by a third party. See Section 20 for a more detailed description of the complaint procedure.
1.	Business Conduct
The following outlines broad guidelines for business conduct that should be observed by all Company directors, officers, employees and independent contractors in the day-to-day operation of the Company’s business:
•	All directors, officers, employees and independent contractors must conduct business in a lawful and ethical manner.

•	No director, officer, employee or independent contractor shall offer or accept any bribe, kickback, or other similar payment, directly or indirectly, to or from any person, organization, or governmental representative that is designed to secure favored treatment for the Company or any of its directors, officers, employees and independent contractors. Any such offer to or by a director, officer, employee or independent contractor must be reported immediately to your manager or supervisor.

•	Customary business gratuities (such as client entertainment or gifts valued under $100.00) are acceptable to receive but should also be reported immediately to your manager.

•	All books and records of the Company and the Company’s clients, to the extent that a director, officer, employee or independent contractor is responsible for those books and records, will be maintained to fully and fairly reflect all receipts and expenditures. Any attempt to create false or misleading records, or to deliberately omit or inaccurately reflect any funds or accounts of the Company or any of the Company’s clients, is considered a breach of this policy.

2.	Conflicts of Interest
Company directors, officers, employees and independent contractors are expected to avoid any activity that could be interpreted as conflicting with the best interest of the Company, or that could, in any way, impede their independent judgment in business matters. No director, officer, employee or independent contractor may personally benefit from a transaction or business dealing without appropriate disclosure to senior management and our clients.
Accordingly, directors, officers, employees and independent contractors are not authorized to hold a position with, provide any services to (whether as a paid or unpaid consultant or otherwise), or maintain a financial interest in, (whether in the form of debt or equity), a competitor, customer, client, or vendor of the Company; except that employees may own up to 4.9% of common stock of a competitor, customer, client or vendor that is a publicly traded company.
3.	Hiring of Relatives
The employment of relatives can cause various problems, including charges of favoritism, conflicts of interest, family discord and scheduling conflicts that work to the disadvantage of both the Company and its directors, officers, employees and independent contractors; therefore the employment of relatives is discouraged.
Members of a director’s, officer’s, employee’s or independent contractor’s immediate family will be considered for employment on the basis of their qualifications; however, these hiring decisions require the advance approval of the Senior Vice President, Human Resources, if employment would:
(i)	Create a supervisor/subordinate relationship with a family member;

(ii)	Have the potential for creating an adverse impact on work performance; or

(iii)	Create either an actual conflict of interest or the appearance of a conflict of interest.
This policy must also be considered when assigning, transferring, or promoting an employee. For the purpose of this policy, immediate family includes: spouse, parent, child, sibling, in-law, aunt, uncle, niece, nephew, grandparent, grandchild, and members of the same household.
Directors, officers, employees and independent contractors who become immediate family members or establish a romantic relationship may continue employment with the Company as long as it does not involve any of the above listed consequences. If one of the above consequences occurs, attempts will be made to find a suitable transfer within the Company. If directors, officers, employees and independent contractors become immediate family members or establish a romantic relationship, the Company will make reasonable efforts to assign job duties so as to minimize conflicts of supervision, safety, security or morale. If accommodations of this nature are not feasible, the directors, officers, employees and independent contractors will be permitted to determine which of them will resign. If the directors, officers, employees and independent contractors cannot make a decision, the Company will decide, in its sole discretion, which (if any) director, officer, employee or independent contractor will remain employed by the Company.
This policy does not apply to immediate family members who already are employed by the Company as of the effective date of this policy. This waiver, however, may not be used as a basis for further exceptions subsequent to the effective date of this policy.

4.	Personal Relationships between Employees
Consenting romantic or sexual relationships between an employee and his or her direct or indirect manager create risk for all concerned — the employee, the supervisor/manager and the Company. Any such relationship may, therefore, be contrary to the best interests of the Company. Additionally, consenting romantic or sexual relationships between clients/vendors and Grubb & Ellis employees may also cause a conflict of interest that could be disruptive to the workplace.
Accordingly, the Company strongly discourages all romantic or sexual relations between employees, their direct or indirect managers, and/or clients/vendors. Any conduct that may reasonably be expected to lead to the formation of a romantic or sexual relationship is inappropriate. In the event that such a relationship does occur, the Company will investigate the circumstances and may choose to discipline the employees involved, up to and including termination.
5.	Corporate Opportunities
From time to time, a business or investment opportunity may present itself to a director, officer, employee or independent contractor that he or she may stand to benefit from personally. Examples of such opportunities may include:
•	real estate transactions,

•	business acquisitions,

•	consulting opportunities, and

•	investments or property management opportunities.
A director, officer, employee or independent contractor may not pursue any business opportunity in which the Company can reasonably be expected to have an interest unless written approval is received by the employee’s MD/SVP of Operations for Transaction Services, the Regional SVP for Management Services, or the Legal Department for Corporate.
Within the parameters of Company procedure, directors, officers, employees and independent contractors may pursue personal real estate investments unless the opportunities are within the reasonable business expectations of the Company or would create competition or conflicts of interest with Company clients and provided these opportunities are in compliance with applicable state disclosure requirements.
Additionally, the Company discourages and does not favor business arrangements or agreements entered into between a director, officer, employee or independent contractor, on behalf of the Company, and a relative of that director, officer, employee or independent contractor or any entity in which the director, officer, employee or independent contractor or his/her relatives are interested. Approval of a business arrangement or agreement between an employee and a relative or related entity must be made by the SVP of Operations for Transaction Services, or in Management Services the Regional SVP, or in CSG the President of CSG, or at Corporate the Legal Department.

6.	Related Party Transactions
The phrase “related party transactions” describes business transactions between the Company, as one party, and a shareholder, director, officer, employee or affiliated salesperson, independent contractor, as the other party.
While related party transactions are not prohibited as a matter of law, or policy, all directors, officers, employees and independent contractors have fiduciary responsibilities to the Company’s shareholders.
As a general rule, directors, officers, employees and independent contractors may participate in a related party transaction with the Company and its subsidiaries if:
•	The transaction is disclosed in advance in writing to the client and the employee’s MD/SVP of Operations for Transaction Services; Regional SVP for Management Services; or the Legal Department for Corporate employees.

•	The participation of the Company in the transaction has been approved by the employee’s manager and by all other necessary corporate approvals needed to authorize a transaction of that particular type.

•	The Company’s Audit Committee has approved the transaction and the employee’s participation, if applicable.

•	The Compensation Committee approves of any applicable compensation program in which an employee participates.
For example, if a Company director, officer, employee or independent contractor was to purchase an office building as an investment, and then retain Management Services to manage the property, the property management agreement would be a related party transaction. Similarly, if the director, officer, employee or independent contractor was to lease space in the building to the Company, the lease would be a related party transaction.
Therefore, the terms of any related party transaction are subject to special scrutiny to ensure that they are fair to the Company and no worse than could have been obtained through “arms-length” negotiations with unrelated parties.
7.	Gifts
Soliciting or accepting gifts from a Company client or supplier could interfere with your discretion or judgment in your responsibilities with the Company and could obligate you to the donor. Therefore, you or your associates are not to solicit or accept any gift, favor, entertainment, loan or other benefit, for yourself or for anyone else. Your “associates” include, but are not limited to, your spouse, parents, children and grandchildren and any other relative who lives in the same house with you, and any trust or estate in which you or your spouse either has a beneficial interest or serves as a fiduciary. If you, or your associates, are offered or urged to accept such a gift or favor, you are required to report it immediately to your manager or supervisor. Customary business gratuities (such as client entertainment or gifts valued under

$100.00) are acceptable to receive but should be reported immediately to your manager or supervisor.
8.	Confidential Information
To protect the Company’s business interests, it is important that information generated by the Company be kept strictly confidential unless and until it is disclosed by the appropriate Company representatives; likewise, confidential relationships with, and confidential information about, clients and others with whom the Company conducts business must be strictly maintained.
Company directors, officers, employees and independent contractors are required:
•	To maintain the confidentiality of the Company’s financial, operating, personnel, and other internal information.

•	To maintain the confidentiality of the Company’s clients’ financial, operating, and other internal information.

•	To refrain from using confidential information for personal gain, such as buying stock on the basis of non-public information acquired in the course of employment. (See “Section 13 – Insider Trading”)

•	To avoid disclosing or sharing with others confidential Company information or the confidential information regarding the Company’s clients.

•	To handle confidential or proprietary information of the Company, the Company’s clients and vendors with due care and proper consideration of ethical and legal ramifications and governmental regulations.
Because premature or unauthorized disclosure of sensitive information can adversely affect the Company’s operations, all inquiries from reporters or financial analysts should be referred to the Corporate Communications Department. All statements to the Press must be approved by the Corporate Communications Department in advance.
9.	Protection and Proper Use of Company Assets
Every director, officer, employee or independent contractor has a personal responsibility to protect the assets of the Company from misuse or misappropriation. The assets of the Company include tangible assets, such as products, equipment and facilities, as well as intangible assets, such as corporate opportunities, intellectual property, trade secrets and business information (including any non-public information learned as a director, officer, employee or independent contractor of the Company).
10.	Proprietary Rights of the Company
Company resources are to be used for Company purposes only.
All work product created by you as an director, officer, employee or independent contractor affiliated with the Company belongs solely to the Company. Likewise, any information about a client or client relationship developed while working with the Company belongs to the Company, whether or not the Company has a written agreement with the Client.

All such work product and information (collectively, “Proprietary Information”) may be used ONLY for the performance or promotion of Company business. You may not remove, duplicate, disclose, sell, share or destroy any Company Proprietary Information without the approval of an authorized officer of the Company.
The unauthorized use, disclosure or destruction of the Company’s Proprietary Information may cause the Company irreparable harm, and the Company shall be entitled to injunctive or other equitable relief to prevent same.
Any such use, disclosure or destruction may also be grounds for termination of your employment, and subject you to liability for monetary damages to compensate the Company for its loss.
11.	Media Relations
The Company is a publicly traded company subject to laws governing disclosure of information. We also recognize that good relations with the news media are essential to the continued best interests of our business units. Therefore, all inquiries from reporters or financial analysts should be referred to the Corporate Communications Department and all statements to the Press must be approved by the Corporate Communications Department in advance.
12.	Compliance with Other Laws, Rules & Regulations
The Company requires its directors, officers, employees and independent contractors to comply with all applicable laws, rules and regulations in countries where the Company does business. Violation of domestic or foreign laws and regulations may subject an individual, as well as the Company, to civil and/or criminal penalties. To assure compliance with applicable laws and regulations, the Company has established various practices and procedures, including those relating to real estate services. Directors, officers, employees and independent contractors have an obligation to comply with these policies and procedures and to promptly alert management of any deviation from them.
Legal compliance is not always intuitive. To comply with the law, directors, officers, employees and independent contractors must learn enough about the national, state and local laws that affect the Company to spot potential issues and to obtain proper guidance on the right way to proceed. This means, for example, that directors, officers, employees and independent contractors whose day-to-day work is directly affected by particular laws have a responsibility to understand them well enough to recognize potential problem areas and to know when and where to seek advice. When there is any doubt as to the lawfulness of any proposed activity, advice should be sought from the Company’s General Counsel.
Directors, officers, employees and independent contractors are strongly encouraged, and indeed have an obligation to raise concerns promptly when they are uncertain as to the proper legal course of action or they suspect that some action may violate the law. The earlier a potential problem is detected and corrected, the better of the Company will be in protecting against harm to the Company’s business and reputation.

13.	Insider Trading and Fair Disclosure
As a Company director, officer, employee or independent contractor, you may have access to confidential or other non-public information that could affect the market value of the Company’s securities or those of other companies. Trading or recommending transactions in corporate securities, or publicly traded options on the basis of such “inside information” is prohibited by federal law.
By definition, inside information is material, unpublicized information about the Company, or its future, that has not been disclosed to the investing public. By way of example, such information includes, but is not limited to:
•	undisclosed corporate earnings or dividend rates,

•	major management changes,

•	acquisitions and new venture plans,

•	new vendor contracts, and

•	other important corporate plans or developments.
The same rule prohibiting trading of Company stock on the basis of insider information also applies to buying or selling stock (or publicly traded options or debt securities) of a company that:
•	is a client or vendor of the Company,

•	might join with the Company in doing business, or

•	the Company might be interested in investing in or acquiring.
Violations of insider trading laws and regulations may result in civil actions for damages and criminal prosecution with penalties of imprisonment and/or fines. In many cases, the Company cannot provide for your defense in such a civil or criminal action, which places the financial burden of defending yourself in a civil or criminal case on you.
In addition, the Company imposes certain “blackout” periods when employees, as a matter of Company policy, are not permitted to trade in the Company’s securities, regardless of whether they are in possession of non-public, material inside information or not. These blackout periods are:
•	from the end of a quarter until three (3) business days after the release of the earnings

•	for one (1) week after mailing the annual report

•	for one (1) week after mailing a proxy statement or prospectus covering a merger or new financing; and

•	without first obtaining pre-clearance for the proposed transaction from the Legal Department.
If you have questions about any aspect of the trading of the Company’s securities, what constitutes material, non-public, inside information, or the applicable blackout periods, or if you have any information regarding possible insider trading, you should contact the General Counsel immediately.

14.	Fair Dealing
Each director, officer, employee and independent contractor should deal fairly with the Company’s suppliers, customers, competitors and employees. No director, officer, employee or independent contractor should take unfair advantage through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice. We respect the confidentiality and privacy of our suppliers and customers. Information about the Company’s suppliers, customers, competitors and employees must be used in an ethical manner and in compliance with the law. Under no circumstance should information be obtained through theft, illegal entry, blackmail, or electronic eavesdropping, or through misrepresenting affiliation with the Company or identity. Any confidential or proprietary information should not be used if it is suspected that such information has been obtained improperly.
15.	Licensing Laws
If your position requires that you maintain a real estate license, driver’s license, or any other license(s) required for your position, and you fail to do so, your employment may be suspended or terminated.
16.	Antitrust Laws
Directors, officers, employees and independent contractors should not engage in any behavior that intrudes on Federal Antitrust laws. In the broadest sense, a merger, an understanding, a course of conduct, or even a discussion between a company and a competitor or potential competitor, may constitute a violation of antitrust laws if such actions or discussions would have an anti-competitive effect through price fixing, a refusal to deal or otherwise.
Certain specific activities or agreements between two or more companies have been clearly identified as violations of the law, including but not limited to:
•	divisions or allocations of clients, bids, markets, or territories for competing products or services;

•	improper reciprocal agreements;

•	fixing of prices, terms, or conditions of sale for competing products or services; or

•	boycotting the goods or services of a business.

17.	Scope
No Company policy can provide definitive answers to all questions. If employees have questions regarding any of the standards discussed or policies referenced in this Code or are in doubt about the best course of action in a particular situation, the employee should refer to the reporting requirements for that goal or standard as stated in this Code, or the reporting requirements that set forth a specific Company policy and contact the person or party designated.
18.	Amendments to or Waivers of the Code
There shall be no modification of or change to any part of this Code, except by a vote of the Company’s Board of Directors or a duly authorized committee of the Board. There shall be no waiver of this Code for executive officers or directors without approval by the Company’s Board of Directors or a duly authorized committee of the Board. Any modification or amendment to this Code or waiver for directors or executive officers will be promptly disclosed as required by applicable law and stock exchange regulation.
19.	Complaint Procedure
Any violation of the Company’s code of business ethics should immediately be reported to the your immediate manager or supervisor, who will in turn report the violation to the General Counsel or Chief Financial Officer. The General Counsel and the Chief Financial Officer are responsible for investigating all suspected violations and the General Counsel or Chief Financial Officer will recommend a course of action, if any.
Managers and supervisors will have primary responsibility for enforcement. If you believe it inappropriate to report a suspected ethics violation to your supervisor, you may choose instead to report it directly to the General Counsel or Chief Financial Officer.
Directors, officers, employees and independent contractors will not be subject to reprisal for reporting suspected violations in good faith.
Should a director, officer, employee or independent contractor feel uncomfortable about directly reporting violations of the Company’s code of business ethics, the Company has engaged Listen Up, an outside firm, to provide directors, officers, employees and independent contractors a confidential communication service to report wrongdoing or unethical behavior anonymously.
Listen Up’s ethics hotline offers phone, Web, and letter reporting capabilities to provide a confidential avenue to submit sensitive information of which a director, officer, employee or independent contractor thinks the Company should be aware.
The Company will investigate each report and submit a response to such concerns. Very serious matters will be brought to the Audit Committee immediately.
Contact Information
Phone: 866.398.0010
Website: www.ListenUpReports.com
Mail: Listen Up Reports, P.O. Box 274, Highland Park, IL 60035
20.	Violations
Allegations of Code violations will be reviewed and investigated by the Company’s General Counsel, or, in appropriate circumstances by the Company’s Audit Committee. Violations of this Code may result in, among other actions, suspension of work duties, diminution of responsibilities or demotion, and termination of employment.